Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Virgin Media Finance PLC for the registration of the debt securities fully and unconditionally guaranteed by Virgin Media Inc. and to the incorporation by reference therein of the following:

•

our reports dated February 21, 2012, with respect to the consolidated financial statements and financial statement schedule of Virgin Media Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Virgin Media Inc. and subsidiaries;

•	our report dated February 21, 2012, with respect to the consolidated financial statements of Virgin Media Investment Holdings Limited and subsidiaries; and

•	our report dated February 21, 2012, with respect to the consolidated financial statements of Virgin Media Investments Limited and subsidiaries included in their Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

London, England

February 27, 2012